PROXY - COMMON STOCK AND PREFERRED STOCK

LEVEL 8 SYSTEMS, INC.
Proxy Solicited by The Board of Directors for the Annual Meeting
of Stockholders —May XX, 2005

The undersigned hereby appoints JOHN P. BRODERICK and ANTHONY C. PIZI as Proxies, or either of them, with full power of substitution, and hereby authorizes them to vote, as designated below, all shares (unless a lesser number is specified on the other side) of Common Stock, par value $.001 per share of Level 8 Systems, Inc. (the “Company”) and all shares of Preferred Stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May XX, 2005 or any adjournments thereof, with all powers the undersigned would possess if personally present, for (i) approval of Agreement and Plan of Merger, (ii) the approval of the 2005 Cicero Employee Stock Option Plan and number of shares reserved for issuance, (iii) the election of directors, (iv) the ratification of the appointment of the independent accountants, and in their discretion with respect to matters incident to the conduct of the meeting and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” each of Proposals 1, 2 and 4 and “FOR” the nominees listed in Proposal 3 and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof.

(Continued and to be SIGNED on the Next Page)

No. 1    Proposal to approve and adopt the Agreement and Plan of Merger between Level 8 Systems, Inc. and Cicero Inc.

⁭ FOR        ⁭ WITHHELD

No. 2    Proposal to approve the 2005 Cicero Employee Stock Option Plan and number of shares reserved for issuance thereunder.

⁭ FOR        ⁭ WITHHELD        ⁭ ABSTAIN

No. 3    Proposal to elect Ralph Martino, Anthony Pizi, Nicholas Hatalski, Bruce Hasenyager, Ken Nielsen, and Jay Kingley as directors of the Company.

⁭ FOR        ⁭ WITHHELD        ⁭ ABSTAIN

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in  the space provided below.)

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No. 4    Proposal to ratify the appointment of Margolis and Company PC as the Company’s independent accountants for the fiscal year ending December 31, 2005.

⁭ FOR        ⁭ WITHHELD        ⁭ ABSTAIN

The Board of Directors recommends a vote FOR each of Proposals 1 through 4.

Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer must sign by name and title. Executors, administrators and trustees must so indicate when signing. If shares are held jointly, EACH holder must sign.

Dated__________________________, 2005

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Signatures(s) of Stockholder(s)